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                                                                    EXHIBIT 10.1


                    GENERAL RELEASE AND SEVERANCE AGREEMENT
                                 ("AGREEMENT")

     For good and valuable consideration, receipt of which is hereby acknowledged, and in order to resolve and settle finally, fully and completely all matters or disputes that now or may exist between them, as set forth below, the parties agree as follows:

     1. PARTIES. The parties to this Agreement are Kathleen B. Oher, her heirs, spouse, representatives, successors and assigns (hereinafter referred to collectively as "Employee"), and Craftmade International, Inc., a Delaware corporation, and any of its parents, predecessors, successors, subsidiaries, affiliates or related companies, organizations, officers, directors, stockholders, employees, attorneys and/or representatives (hereinafter referred to collectively as the "Company").

     2. TERMINATION FROM EMPLOYMENT WITH THE COMPANY AND TERMINATION OF DIRECTORSHIP. The parties agree that Employee's last day of employment with the Company was November 9, 2004, and that she was no longer employed by the Company after that date. The parties further agree that as of November 17, 2004, Employee voluntarily resigns her position as a director of Company in full compliance with the provisions set forth in Paragraph 10 of this Agreement. Employee further agrees that she will not stand for election as a director at the Company's annual meeting of stockholders to be held on November 30, 2004, or any adjournments thereof. Employee shall sign a letter for public disclosure memorializing her resignation as an employee and director of Company.

     3. CONSIDERATION. In consideration of Employee's release of claims against the Company, as described in Paragraph 4, the Company shall pay Employee the following consideration:



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          (a)  Company shall pay Employee One Hundred Seventy Three Thousand
     Nine Hundred Eighty-One and 22/100 Dollars ($173,981.22) ("Funds"), minus normal withholding and taxes required by law, and;

          (b) Pursuant to the terms of this Paragraph, if Employee elects to continue her group health insurance coverage pursuant to COBRA, Employee must continue to pay that portion of the premium for her group health insurance that she was required to pay as an active Employee before the termination of her employment, but the Company agrees to pay for the remaining portion of COBRA coverage (excluding Employee's portion), provided Employee timely elects and pays her portion for COBRA coverage. However, Company will make such payments only for the lesser period of: (i) up to 18 months from November 9, 2004, or (ii) until Employee (A) obtains employment with another employer that provides health insurance coverage and (B) Employee qualifies for health insurance coverage. No provision of this Paragraph shall permit Employee to elect COBRA coverage for a period of time longer than is allowed by federal law.


Employee recognizes and agrees that she is not otherwise entitled to any of the above-described consideration, and will receive the consideration only as a condition of signing this Agreement. Payment of the Funds shall be made to Employee on December 17, 2004. These monies and benefits constitute full and final settlement of all Employee's claims, whether known or unknown, as set forth in Paragraph 4 below.

     4. MUTUAL RELEASE OF CLAIMS. In consideration of the payments and promises described herein. Employee and Company release, discharge, and forever hold the other harmless from any and all claims, demands or suits, whether civil or criminal, at law or in equity, known or unknown, fixed or contingent, liquidated or unliquidated, arising or existing on or at





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any time prior to the execution of this Agreement. Such released claims include, without limitation, claims relating to or arising out of (i) Employee's employment with the Company, (ii) Employee's separation from employment with the Company, and (iii) all claims known or unknown that have been asserted, or that could be asserted, by Employee against the Company, or by Company against Employee, including, but not limited to, claims under title VII of the Civil Rights Act of 1964, as amended, ("Title VII"), the Americans with Disabilities Act ("ADA"), the Texas Commission on Human Rights Act ("TCHRA"), the Employee Retirement Income Security Act ("ERISA"), the Fair Labor Standards Act ("FLSA"), the Family and Medical Leave Act ("FMLA"), the Age Discrimination in Employment Act ("ADEA"), and any claim for sex discrimination, sexual harassment, age discrimination or for violation of common law, breach of contract, retaliation or for wrongful discharge or interference with contract.

     5. NO ADMISSION OF LIABILITY. This Agreement shall not in any way be construed as an admission by the Company of any acts of wrongdoing or violation of any statute, law, or legal right. Rather, the Company specifically denies and disclaims that it has any liability to Employee, but is willing to pay the sum described above at this time to definitively resolve once and forever this matter and to avoid the costs, expense, and delay of litigation.

     6. UNEMPLOYMENT BENEFITS. Company agrees that it will not contest any application by Employee for unemployment benefits with the Texas workforce Commission.

     7. INDEMNIFICATION. The Company agrees that it shall indemnify, defend and hold Employee harmless for her actions as the Chief Financial Officer and as a Director of Company, but only as required pursuant to the certificate of incorporation or by-laws of the company for lawful actions in the proper scope and course of her employment.

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     8.   NON-DISCLOSURE, CONFIDENTIALITY AND NON-DISPARAGEMENT. The Company
and Employee agree to the following non-disclosure and confidentiality terms:

          (a) EMPLOYEE NON-DISCLOSURE AND CONFIDENTIALITY. Employee agrees that she will not discuss the facts or terms of this Agreement, other than to say that any dispute she had with Company has been resolved. She may, however, disclose the terms of this Agreement to her CPA or tax advisor, attorney, spouse, or as required by law. Furthermore, Employee may refer people to the public filing of this Agreement with the Securities and Exchange Commission.

          (b) NON-DISPARAGEMENT. Employee agrees that she shall make no adverse comments about or otherwise disparage the Company. Employee agrees not to discuss, disclose, or otherwise communicate to any third party in any malicious, disparaging, defamatory or derogatory manner any information concerning the Company. Further, Employee agrees not to make or authorize any written or oral statement that may disparage the Company.

     9. NEUTRAL REFERENCE. If contacted by third-parties, the Company will provide a neutral reference regarding Employee's former employment with the Company. All requests for a neutral reference should be directed to the Company's Director of Human Resources.

     10. NO DISAGREEMENT WITH THE COMPANY'S OPERATIONS, POLICIES OR PRACTICES. The Employee, effective on the date of this Agreement, has resigned as a Director of the Company. For and in further consideration of the benefits provided to Employee by the Company, Employee acknowledges that she has, in her capacity as a director, no disagreement with the Company on any matter relating to the Company's operations, policies or practices. Furthermore, Employee will not furnish the Company with a letter, or any other written

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correspondence, describing such disagreement or the circumstances surrounding her resignation from employment with the Company in accordance with Item 5.02(a)(2) and Item 5.02(a)(3)(iii) of Form 8-K.

     11. RETURN OF CONFIDENTIAL INFORMATION. Employer agrees to return to Company all of the Company's Confidential Items in the Employee's possession or subject to the Employee's control, and that Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Company's Confidential Items. For purpose of this Paragraph, "Confidential Information" shall mean all information that is used in Company's business and
(a) is proprietary to, about or created by Company; (b) gives Company some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of Company; (c) is not typically disclosed to non-employees by Company, or otherwise is treated as confidential by Company; or (d) is designated as Confidential Information by Company or from all the relevant circumstances should be reasonably be assumed by Employee to be confidential to Company. Confidential Information shall not include information publicly known (other than as a result of a direct or indirect disclosure by the Employee). The phrase "publicly known" shall mean readily accessible to the public in a written publication.

     12. RIGHT TO CONSULT ATTORNEY AND VOLUNTARY NATURE OF AGREEMENT. Employee represents and agrees that she has had a reasonable time to review the Agreement and has been advised to consult with an attorney if she chooses, that she fully understands all the provisions of the Agreement, and that she is voluntarily entering into this Agreement.

     13. NO ASSIGNMENT OF CLAIMS. Employee and Company represent and agree that they have not transferred or assigned, to any person or entity, any claim involving the Company or Employee, or any portion thereof, or interest therein.

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     14.  BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon the
Company and upon Employee and her heirs, administrators, representatives, executors, successors and assigns.

     15. CONTROLLING LAW. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas.

     16. SEVERABILITY. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

     17. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements, understandings, or representations between the parties pertaining to Employee's job with the Company, the subject matter of this Agreement or any other term or condition of the relationship between the Company and Employee. Employee represents and acknowledges that in executing this Agreement, she does not rely, and has not relied, upon any representation(s) by the Company or its agents except as expressly contained in this Agreement.

     18. RIGHT TO CONSIDER AGREEMENT. The Company and Employee agree and acknowledge that Employee has twenty-one (21) days to consider this Agreement prior to signing. Employee is not required, however, to wait 21 days to execute this Agreement and may execute this Agreement at any time.

     19. RIGHT OF REVOCATION. The Company and Employee agree that Employee may revoke this Agreement at any time up to seven (7) days after signing.



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



     PLEASE READ CAREFULLY - THIS AGREEMENT INCLUDES A RELEASE OF CLAIMS


     MY SIGNATURE BELOW MEANS THAT I HAVE READ THIS RELEASE AND SEVERANCE AGREEMENT AND AGREE AND CONSENT TO ALL THE TERMS AND CONDITIONS CONTAINED IN THE AGREEMENT.



                                             EMPLOYEE


Dated: 11-18-04                               /s/ Kathleen B. Oher
       _____________________________          __________________________________
                                              Kathleen B. Oher



STATE OF TEXAS              SECTION
                            SECTION
COUNTY OF Dallas            SECTION


     Before me, a Notary Public, on this day personally appeared Kathleen B. Oher, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same for the purposes and consideration therein expressed.

     Given under my hand and seal this 18th day of Nov., 2004.



        [SEAL]                                  /s/ Barb Nicholas
     BARB NICHOLAS                              ____________________________
      Notary Public
     State of Texas                             Notary Public in and for the
 My Comm. Expires 06-27-08]                     State of Texas



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
                              CRAFTMADE INTERNATIONAL, INC.



Dated:  11-23-04              By:    /s/ James R. Ridings
       ---------------               ------------------------------

                              Name:  James R. Ridings

                              Title: President, Chief Executive Officer and
                                     Chairman of the Board of Directors



STATE OF TEXAS            |
                          |
COUNTY OF DALLAS          |

     Before me, a Notary Public, on this day personally appeared James R. Ridings, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the Craftmade International, Inc., and that he has executed the same on behalf of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     Given under my hand and seal of office this 23rd day of Nov., 2004,


(SEAL)                               /s/ Susan B Peresh
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas


(NOTARY SEAL)



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